Exhibit 14.(a).1

Kesselman & Kesselman Certified Public Accountants Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O Box 452 Tel Aviv 61003 Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-14222) of Partner Communications Company Ltd. , of our report dated May 5, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	Kesselman & Kesselman
May 5, 2008	Certified Public Accountants (Isr.)